Exhibit 15.3

[Levy Cohen and Co. Letterhead]

CONSENT OF INDEPENDENT AUDITORS

OF

Magic Software Enterprises (UK) Limited

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-156686) of our report dated January 30, 2013, with respect to the consolidated financial statements of Magic Software Enterprises (UK) Limited included in this annual report on Form 20-F of Formula Systems (1985) Ltd. for the year ended December 31, 2012.

/s/ Levy Cohen and Co.
LEVY COHEN AND CO.
Registered Auditors

May 13, 2013

London, United Kingdom